Exhibit (c)(2)

Exhibit (c)(2)

CONFIDENTIAL

MARCH 12, 2013

LAZARD MIDDLE MARKET LLC

PRESENTATION TO THE SPECIAL COMMITTEE

Project Melody

LAZARD

CONFIDENTIAL

Disclaimer

The information herein has been prepared by Lazard Middle Market LLC (“LMM”) based upon information supplied by Melody (“Melody” or the “Company”) and publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Melody with respect to the anticipated future performance of the Company. We have assumed and relied upon the accuracy and completeness of the foregoing information without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Melody or concerning the solvency or fair value of Melody, and we have not been furnished with any such valuation or appraisal. With respect to financial forecasts relating to Melody utilized in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to future financial performance of Melody; we assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein were prepared for the benefit and use of the special committee of the board of directors of Melody (in its capacity as such). These materials and the information contained herein are confidential and may not be disclosed publicly except to the extent required by applicable law or made available to third parties without the prior written consent of LMM. LMM is acting as the financial advisor to the Company and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

LAZARD

CONFIDENTIAL

PROJECT MELODY

Table of Contents

I TRANSACTION SUMMARY 1

II MARKET AND TRADING PERFORMANCE 3

III FINANCIAL ANALYSIS 6

APPENDIX

A Additional Information 12

B Alternative Management Projections: Goal Case 17

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PROJECT MELODY

I Transaction Summary

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PROJECT MELODY

I TRANSACTION SUMMARY

Overview of Transaction

Structure

Tender offer followed by merger of wholly owned subsidiary of Brewer with and into Melody

Buyer

Brewer

Consideration

$4.85 per share in cash

Implied Equity Value

$24.1 million

Implied Enterprise Value

$19.7 million

Financing

No financing condition

Brewer does not require additional financing resources to consummate transaction

Certain Offer Conditions

Tender of at least a majority of Melody’s outstanding stock, including shares owned by Brewer

No Melody material adverse effect

No-Shop

Melody is subject to non-solicitation obligations with respect to alternative transactions, subject to exercise of Melody’s board of directors’ fiduciary duties with respect to a superior proposal

Termination Fee

Approximately $0.4 million (2% of implied enterprise value)

Source: Draft, dated 3/7/13, of Agreement and Plan of Merger

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PROJECT MELODY | I TRANSACTION SUMMARY

Implied Transaction Multiples and Premia

($ in millions, except per share data)

Implied Multiples	Melody Metrics	7/13/2012[(a)] Closing Share Price	3/11/2013 Closing Share Price	Brewer Per Share Consideration
Closing Stock Price		**$3.59**	**$3.70**	**$4.85**
Fully Diluted Shares Outstanding (millions)[(b)]		4.937	4.936	4.968
Implied Equity Value		**$17.7**	**$18.3**	**$24.1**
Plus: Debt		0.0	0.0	0.0
Less: Cash[(c)]		5.9	4.4	4.4
Implied Enterprise Value		**$11.8**	**$13.9**	**$19.7**
Implied Enterprise Value Multiples:				
2012A Net Revenue	***$17.7***	*0.67x*	*0.78x*	*1.11x*
2013P Net Revenue	***$22.3***	*0.53x*	*0.62x*	*0.88x*
2013P Adjusted EBITDA	***$1.3***	*9.2x*	*10.9x*	*15.4x*

Implied Premia to Closing Price	Share Price	Implied Transaction Premium
3/11/2013 Closing Share Price	$3.70	*31.1%*
7/13/2012 Closing Share Price	$3.59	*35.1%*
30-Day Average	$3.86	*25.6%*
60-Day Average	$3.85	*26.1%*
52-Week High	$4.88	*(0.6%)*
52-Week Low	$3.50	*38.6%*

Source: CapitalIQ, Melody public filings and Board-authorized Company Management projections

Note: FY 2012 Company financials are unaudited

(a) Reflects Melody's closing share price last trading day prior to receipt of Brewer's initial proposal

(b) Diluted share count calculated using treasury stock method (using capitalization table provided by Company Management as of 7/13/12 and 3/11/13) based on 7/13/12 closing share price, 3/11/13 closing share price and Brewer per share consideration assumptions, respectively

(c) Cash balance for 3/11/13 closing share price and Brewer per share consideration is most recent estimated cash balance available (as of 2/28/13), as provided by Company Management. Cash balance for 7/13/12 closing share price is as of 6/30/12. Cash balance does not include fees to be incurred in connection with the completion of a transaction

2 | LAZARD

PROJECT MELODY

II Market and Trading Performance

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PROJECT MELODY

II MARKET AND TRADING PERFORMANCE

Historical Share Price Performance

March 11, 2010 Closing Share Price

$8.00 $7.00 $6.00 $5.00 $4.00 $3.00

Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13

March 11, 2013 Closing Share Price

Melody Earnings Announcement Receipt of Initial Brewer Proposal

Historical Closing Share Price

Average High Low

6-Month $3.89 $4.10 $3.60

1-Year $4.00 $4.88 $3.50

2-Year $4.39 $5.51 $3.50

3-Year $4.76 $7.00 $3.50

Source: Capital IQ

Note: Melody received initial proposal from Brewer on 7/15/12, which was publicly disclosed on 7/16/12

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PROJECT MELODY

II MARKET AND TRADING PERFORMANCE

Historical Indexed Share Price Performance Comparison

As of March 11, 2010

200% 150% 100% 50% 0% (50%) (100%) (150%)

Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13

As of March 11, 2013

: 37.3%

: 35.3%

: (45.1%)

: (75.1%)

Melody

Selected Companies

S&P 500

NASDAQ Composite

Source: Capital IQ

Note: Selected companies index is market-cap weighted and consists of Daegis, Motricity, Sonic Foundry, GlobalSCAPE, Crexendo, Selectica

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PROJECT MELODY

II MARKET AND TRADING PERFORMANCE

Trading Volume at Various Share Prices(a)

Last 30 Trading Days

Volume (000’s)

60 40 20 0

$3.00 - $3.25 $3.25 - $3.50 $3.50 - $3.75 $3.75 - $4.00 $4.00 - $4.25 $4.25 - $4.50 $4.50 - $4.75 $4.75 - $5.00

% Traded: 0.0% 0.0% 22.6% 46.5% 30.9% 0.0% 0.0% 0.0%

% Cumulative: 0.0% 0.0% 22.6% 69.1% 100% 100% 100% 100%

Total Volume (thousands): 86.2

Last 60 Trading Days

Volume (000’s)

0 50 100

$3.00 - $3.25 $3.25 - $3.50 $3.50 - $3.75 $3.75 - $4.00 $4.00 -$4.25 $4.25 - $4.50 $4.50 - $4.75 $4.75 - $5.00

% Traded: 0.0% 0.0% 20.2% 53.1% 26.7% 0.0% 0.0% 0.0%

% Cumulative: 0.0% 0.0% 20.2% 73.3% 100% 100% 100% 100%

Total Volume (thousands): 121.3

Last 90 Trading Days

Volume (000’s)

150 100 50 0

$3.00 - $3.25 $3.25 - $3.50 $3.50 - $3.75 $3.75 - $4.00 $4.00 - $4.25 $4.25 - $4.50 $4.50 - $4.75 $4.75 - $5.00

% Traded: 0.0% 0.0% 11.0% 54.8% 34.2% 0.0% 0.0% 0.0%

% Cumulative: 0.0% 0.0% 11.0% 65.8% 100% 100% 100% 100%

Total Volume (thousands): 223.1

Last 12 Months

Volume (000’s)

0 200 400

$3.00 - $3.25 $3.25 - $3.50 $3.50 - $3.75 $3.75 - $4.00 $4.00 - $4.25 $4.25 - $4.50 $4.50 - $4.75 $4.75 - $5.00

% Traded: 0.0% 2.9% 14.9% 31.4% 41.5% 4.6% 2.4% 2.3%

% Cumulative: 0.0% 2.9% 17.8% 49.2% 90.7% 95.3% 97.7% 100%

Total Volume (thousands): 713.6

Volume Weighted Average Price

Last 90 Days: $3.61

Last 180 Days: $3.77

Last 12 Months: $3.91

Source: Capital IQ

Note: Volume Weighted Average Price includes only trading days on which Melody shares were traded (a) As of 3/11/13

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PROJECT MELODY

III Financial Analysis

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PROJECT MELODY

III FINANCIAL ANALYSIS

Company Management Historical Performance and Projections Comparison

($ in millions)

NET REVENUE

$36

$27

$18

$9

$0

2009

2010

2011

2012

2013

2014

2015

2016

2017

Company Management Most Likely Case Projections 1/2010 Projections (Management Case) 1/2010 Projections (Base Case) 1/2010 Projections (Downside Case) Actual

2009 2010 2011 2012 2013 2014 2015 2016 2017

Actual $16.4 $17.1 $17.0 $17.7

Company Management Most Likely Case Projections $22.3 $24.8 $26.7 $28.7 $30.6

1/2010 Projections (Management Case) $16.1 $18.3 $21.4 $25.8

1/2010 Projections (Base Case) $16.1 $17.2 $18.6 $20.3

1/2010 Projections (Downside Case) $16.1 $16.7 $17.3 $17.7

Source: Melody public filings, internal Company Management financials, prior internal Company Management financials and Board-authorized Company Management projections

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PROJECT MELODY III FINANCIAL ANALYSIS

Summary of Company Financial Projections

- For purposes of its analyses and opinion, LMM has been instructed by the Special Committee to rely primarily on Company Management's most likely case projections, which have been confirmed by Company Management and approved and authorized by the Board as reflecting the best estimates of the Company's future financial performance
- Per Company Management, the Company's revenue projections are, in this case, consistent with historical results both for SmartMusic subscription additions and Notation products
- Overview of assumptions:
  - Net revenue compound annual growth rate:
    - 2013P – 2017P: 8.2%
    - 2008A – 2012A: 4.0%
  - Gross margins decreasing from 83.3% in 2012A to 80.5% in 2017P due to change in product sales mix
  - Operating leverage increasing adjusted EBITDA margins from (8.4%) in 2012A to 13.2% in 2017P

	2012A	2013P	2014P	2015P	2016P	2017P
Notation	$7.9	$10.2	$10.2	$10.1	$10.1	$10.1
% Growth	*(14.2%)*	*30.2%*	*(0.1%)*	*(0.9%)*	*(0.3%)*	*0.1%*
Garritan	1.0	1.3	1.5	1.6	1.7	1.9
% Growth		*30.4%*	*10.7%*	*7.3%*	*8.4%*	*9.5%*
SmartMusic	8.4	10.3	12.7	14.5	16.5	18.2
% Growth	*16.3%*	*22.0%*	*23.0%*	*14.9%*	*13.3%*	*10.3%*
Other	0.4	0.4	0.4	0.4	0.4	0.4
% Growth	*(26.6%)*	*1.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Total Net Revenue	**$17.7**	**$22.3**	**$24.8**	**$26.7**	**$28.7**	**$30.6**
% Growth	*4.4%*	*25.6%*	*11.2%*	*7.7%*	*7.7%*	*6.5%*

7 LAZARD
Source: Melody public filings, internal Company Management financials, and Board-authorized Company Management projections

PROJECT MELODY

III FINANCIAL ANALYSIS

Financial Analysis Summary

METHODOLOGY

Selected Public Companies Analysis

Selected Precedent Transactions Analysis

Discounted Cash Flow Analysis(a)

EQUITY VALUE PER SHARE REFERENCE RANGES

$3.79

$5.22

$3.61

$6.79

$3.91

$5.48

COMMENTS

Implied TEV/LTM Revenue: 0.81x – 1.21x

Implied TEV/LTM Revenue: 0.76x – 1.65x

Exit Multiple of TEV/2017P Revenue: 0.7x – 1.17x Discount Rate Range: 19.0% – 23.0%

Exit Multiple of TEV/2017P Revenue: 0.7x – 1.17x Discount Rate Range: 19.0% – 23.0%

Implied Premia: 32.3% – 98.4%

Implied Premia: 32.3% – 98.4%

Discounted Cash Flow Analysis – Alternative Goal Case(a)(b)

Implied Premia Paid (3/11/13)(b)

Premia Paid

Implied Premia Paid (7/13/12)(b)(c)

52-Week Low to High Closing Stock Price(b)

$5.17

$7.04

$4.90

$7.34

$4.75

$7.12

$3.50

$4.88

$0 $2 $4 $6 $8 $10

3/11/13 Company Closing Stock Price: $3.70

Consideration: $4.85

Source: Company unaudited financial statements for year ended 12/31/12; Board-authorized Company Management projections (on which LMM has been instructed by the Special Committee primarily to rely), Company Management goal case, public filings, press releases, CapitalIQ

(a) Includes estimated present value of the Company’s net operating losses and research and development tax credits expected by Company Management to be utilized by the Company

(b) For informational purposes

(c) Reflects last trading day prior to receipt of Brewer’s initial proposal

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PROJECT MELODY III FINANCIAL ANALYSIS

Selected Companies Analysis

($ in millions, volume in millions of shares)

SELECTED COMPANIES ANALYSIS

Company	Closing Stock Price	% of 52-Week High	% of 52-Week Low	Market Cap	Enterprise Value	LTM Gross Margin	3-Yr Revenue CAGR	EV/LTM Revenue	EV/LTM EBITDA
Daegis	$1.19	65.7%	185.9%	$17.5	$31.3	65.9%	(2.5%)	0.78x	10.3x
GlobalSCAPE	1.75	68.6%	131.6%	33.3	29.1	92.8%	2.2%	1.30x	23.5x
Selectica	9.99	95.1%	339.8%	29.1	25.2	59.4%	6.3%	1.52x	NM
Sonic Foundry	6.81	74.9%	120.1%	26.6	23.9	72.6%	0.7%	0.90x	23.1x
Motricity	0.39	26.9%	119.6%	18.1	20.7	62.0%	5.5%	0.18x	NM
Crexendo	2.41	59.8%	120.5%	25.7	18.1	71.4%	(25.6%)	0.92x	NM
Max				$33.3	$31.3	92.8%	6.3%	1.52x	23.5x
75th Percentile				28.5	28.1	72.3%	4.7%	1.21x	23.3x
Median				26.2	24.6	68.7%	1.5%	0.91x	23.1x
Mean				25.1	24.7	70.7%	(2.2%)	0.93x	19.0x
25th Percentile				20.0	21.5	63.0%	(1.7%)	0.81x	16.7x
Min				17.5	18.1	59.4%	(25.6%)	0.18x	10.3x
Melody	$3.70	75.5%	123.7%	18.3	13.9	83.4%	2.5%	0.78x	NM

Source: CapitalIQ and public filings

Note: Market information as of 3/11/13; financial information per public filings. Melody financial information based on fully diluted shares outstanding, 2/28/13 LTM estimated revenue, 2/28/13 estimated cash balance per Company Management, and LTM gross margin as of 1/31/13

Note: Motricity completed share rights offering in 10/12 from which it expected to receive net proceeds of $28 million in cash in exchange for 46.2 million subscription rights to holders of its common stock. Updated balance sheets have not been published and therefore results of this rights offering are not reflected in Motricity's enterprise value

Note: Forward estimates not available for selected companies, except for Sonic Foundry

NM denotes not meaningful (negative)

9 | LAZARD

PROJECT MELODY

III FINANCIAL ANALYSIS

Selected Precedent Transactions Analysis

($ in millions)

Implied EV/

Date LTM

Closed Buyer Target Target Business Description Implied EV Revenue

Dec-12 Actian Versant Develops and delivers database management software for complex and mission-critical applications $15.1 0.98x

Mar-12 Saba HumanConcepts Provides business software solutions for organizational changes of growth, rightsizing, and reorganization $23.5 2.08x

Mar-12 Inuvo Vertro Provides Internet software including toolbars, customizable homepages, and search boxes $15.3 0.48x

Jan-12 AT&T Superclick Offers Linux-based software product for provisioning and administrating Internet access over networks $12.3 1.09x

Sep-11 Attunity RepliWeb Provides enterprise software and support solutions for securing digital assets and files $13.9 1.64x

Dec-10 PAETEC Software Formula Telecom Solutions Offers billing and customer care software and related services $13.0 1.65x

Mar-10 Trustwave Holdings Intellitactics Provides data protection, retention, and backup software $7.1 0.54x

Max 75th Percentile Median Mean 25th Percentile Min

$23.5 2.08x

$15.2 1.65x

$13.9 1.09x

$14.3 1.21x

$12.7 0.76x

$7.1 0.48x

Source: Public filings

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PROJECT MELODY III FINANCIAL ANALYSIS

Discounted Cash Flow Analysis

($ in millions, except per share data)

	Fiscal Year Ending December 31,							
	2013P[a]	2014P	2015P	2016P	2017P	'14 – '17 CAGR	'15 – '17 CAGR	'16 – '17 CAGR
Revenue	$22.3	$24.8	$26.7	$28.7	$30.6	*7.3%*	*7.1%*	*6.5%*
EBIT	($0.2)	$1.0	$1.4	$2.0	$2.3	*32.2%*	*26.3%*	*11.6%*
Less: Cash Taxes	0.0	(0.3)	(0.5)	(0.7)	(0.8)			
Unlevered Net Income	($0.2)	$0.7	$0.9	$1.3	$1.5			
Plus: Depreciation & Amortization	$1.5	$1.7	$1.7	$1.7	$1.8			
Less: Capital Expenditures[b]	(1.3)	(1.5)	(1.5)	(1.6)	(1.8)			
(Increase)/Decrease in Net Working Capital	0.8	0.1	0.7	0.8	0.8			
Unlevered Free Cash Flow	$0.6	$0.9	$1.9	$2.3	$2.2	*33.0%*	*8.7%*	*(2.1%)*

Discount Rate	Enterprise Value Assuming Exit Multiple of 2017P Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.70x	0.93x	1.17x	0.70x	0.93x	1.17x
19.0%	$14.1	$17.2	$20.3	*65.6%*	*71.8%*	*76.1%*
21.0%	13.2	16.1	18.9	*64.8%*	*71.0%*	*75.4%*
23.0%	12.4	15.0	17.7	*64.0%*	*70.3%*	*74.7%*

Discount Rate	Implied Perpetuity Growth Rate			Implied Equity Value[c][d] ($ per share)		
	0.70x	0.93x	1.17x	0.70x	0.93x	1.17x
19.0%	*7.0%*	*9.7%*	*11.5%*	$4.27	$4.88	$5.48
21.0%	*8.7%*	*11.5%*	*13.3%*	$4.08	$4.66	$5.21
23.0%	*10.4%*	*13.3%*	*15.1%*	$3.91	$4.44	$4.97

Implied Terminal Trailing EBITDA Multiple		
0.70x	0.93x	1.17x
5.3x	7.1x	8.9x

Source: Board-authorized Company Management projections

(a) Discounted to present value as of 3/11/13 – 2013 cash flow is full-year cash flow multiplied by (295/365)
(b) Capital expenditures include capitalized software costs
(c) Cash balance estimated as of 2/28/13 per Company Management
(d) Includes estimated present value of net operating losses and research & development credits (discounted at 20.7%) expected by Company Management to be utilized by the Company

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PROJECT MELODY

Appendix

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PROJECT MELODY

A Additional Information

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PROJECT MELODY A ADDITIONAL INFORMATION

Premia Paid

($ in millions)

Includes all-cash transactions announced between March 11, 2010 – March 11, 2013 with transaction values of between $5mm and $40mm

					Premium to:		
Unaffected Date	Announced Date	Target	Acquiror	Transaction Value	1 Day Prior	30-Days Prior	60-Days Prior
12/22/2011	12/23/2011	Baldwin Technology Company, Inc.	Forsyth Capital Investors	$39.5	104.3%	39.1%	(19.3%)
09/17/2012	09/18/2012	Ditech Networks, Inc.	Nuance Communications, Inc.	$39.0	79.5%	79.0%	70.6%
06/06/2012	06/07/2012	SRI Surgical Express Inc.	Synergy Health	$38.1	(1.9%)	(6.3%)	2.8%
11/20/2012	11/21/2012	Versant Corp.	Actian Corporation	$37.3	10.2%	14.4%	30.4%
10/12/2012	10/15/2012	New Frontier Media Inc.	LFP Broadcasting	$33.5	51.9%	36.5%	27.8%
10/05/2010	10/06/2010	The Center For Wound Healing, Inc.	Sverica International	$33.5	127.0%	136.5%	89.2%
05/11/2012	05/14/2012	Tii Network Technologies, Inc.	Kelta, Inc.	$33.1	48.3%	59.3%	25.7%
08/13/2012	08/14/2012	KSW Inc.	The Related Companies	$33.0	28.9%	32.3%	24.4%
03/02/2011	03/03/2011	EnergyConnect Group, Inc.	Johnson Controls Inc.	$32.4	74.7%	87.8%	80.2%
11/08/2011	11/09/2011	TesCom Software Systems Testing	One Software Technologies	$8.0	12.5%	55.4%	91.2%
08/22/2012	08/23/2012	Presstek Inc.	MAI Holdings, Inc.	$29.6	16.3%	12.4%	(3.8%)
08/12/2011	08/15/2011	Access to Money, Inc.	Cardtronics USA, Inc.	$29.3	159.1%	216.7%	185.0%
09/13/2010	09/14/2010	OI Corp.	ITT Corp.	$28.7	42.9%	51.5%	50.6%
05/17/2011	05/18/2011	5to1 Holding Corp.	Yahoo! Inc.	$28.3	(38.2%)	(79.1%)	(71.6%)
06/01/2010	06/02/2010	Pet DRx Corp.	VCA Antech Inc.	$28.3	28.9%	(1.4%)	(14.0%)
04/05/2011	04/06/2011	AML Communications Inc.	Microsemi Corp.	$28.0	18.5%	19.6%	78.6%
07/05/2011	07/06/2011	Vaughan Foods Inc.	Reser's Fine Foods, Inc.	$27.1	295.0%	287.3%	276.2%
11/30/2012	12/03/2012	Aldila Inc.	Mitsubishi Rayon America, Inc.	$25.0	64.6%	37.9%	105.1%
09/13/2012	09/14/2012	ProPhase Labs, Inc.	Matrixx Initiatives, Inc.	$23.7	24.0%	32.2%	46.8%
04/12/2012	04/13/2012	RF Monolithics Inc.	Murata Electronics	$22.9	80.7%	74.5%	87.4%
08/13/2012	08/14/2012	Viking Systems, Inc.	CONMED Corp.	$22.5	42.5%	68.8%	17.4%
11/10/2010	11/11/2010	Optelecom-NKF Inc.	TKH Group	$21.5	54.7%	59.0%	57.9%
03/28/2011	03/29/2011	Cardiogenesis Corp.	CryoLife Inc.	$21.5	42.8%	69.3%	63.2%
06/21/2010	06/22/2010	Proginet Corp.	TIBCO Software Inc.	$21.1	22.3%	74.2%	53.3%
11/09/2011	11/10/2011	Pinnacle Data Systems Inc.	Avnet Integrated Resources	$20.5	111.5%	96.7%	67.8%
11/16/2011	11/17/2011	CTS Valpey Corp.	CTS Corporation	$19.4	62.7%	82.8%	62.1%
10/25/2012	10/26/2012	MOD-PAC Corp.	NA	$19.4	33.8%	52.5%	70.2%
01/10/2011	01/11/2011	Microfluidics International Corp.	IDEX Corp.	$19.3	58.8%	80.0%	64.6%
06/24/2011	06/27/2011	Servidyne, Inc.	SCIenergy, Inc.	$18.9	54.7%	45.4%	33.3%
06/09/2010	06/10/2010	Life Quotes, Inc.	NA	$18.7	31.8%	28.6%	33.3%
09/10/2010	09/13/2010	Synthetech Inc.	W. R. Grace & Co.	$18.6	158.5%	121.2%	93.9%
12/18/2012	12/19/2012	Titanium Asset Management	NA	$18.5	399.3%	399.3%	399.3%
03/29/2012	03/30/2012	Computer Software Innovations, Inc.	Harris Computer Systems, Inc.	$17.9	189.5%	233.3%	340.0%
10/11/2010	10/12/2010	Ulticom Inc.	Platinum Equity	$17.2	(76.7%)	(76.9%)	(80.2%)

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Source: CapitalIQ

Note: Acquiror with NA designation denotes specific buyer not publicly disclosed

PROJECT MELODY A ADDITIONAL INFORMATION

Premia Paid (cont'd.)

($ in millions)

Includes all-cash transactions announced between March 11, 2010 – March 11, 2013 with transaction values of between $5mm and $40mm

Unaffected Date	Announced Date	Target	Acquiror	Transaction Value	Premium to: 1 Day Prior	30-Days Prior	60-Days Prior
08/31/2010	09/01/2010	ERBA Diagnostics, Inc.	ERBA Diagnostics Mannheim	$15.2	36.5%	38.9%	41.5%
06/28/2012	06/29/2012	LookSmart	Platinum Management	$15.2	35.1%	38.9%	(8.3%)
09/23/2011	09/26/2011	Superclick, Inc.	AT&T Corp.	$15.0	12.8%	34.0%	16.7%
07/12/2012	07/13/2012	WGI Heavy Minerals Inc.	Opta Minerals Inc.	$14.7	141.8%	115.6%	67.4%
04/13/2011	04/14/2011	American Wagering Inc.	William Hill	$14.5	80.0%	125.0%	114.3%
02/08/2012	02/09/2012	BIDZ.com, Inc.	NA	$14.3	44.4%	116.7%	66.0%
06/18/2010	06/21/2010	EXX Inc.	NA	$14.3	244.4%	268.2%	392.1%
10/22/2012	10/23/2012	Century Bank (Eugene, OR)	Pacific Continental Bank	$13.4	63.1%	31.2%	102.0%
06/12/2012	06/13/2012	Princeton Security Technologies, Inc.	Thermo Fisher Scientific, Inc.	$12.9	78.0%	117.1%	78.0%
11/26/2010	11/29/2010	Cytiva Software Inc.	Taleo Corp.	$11.9	49.6%	48.9%	88.9%
11/05/2010	11/08/2010	Biotel Inc.	CardioNet, Inc.	$11.6	170.3%	221.8%	211.9%
04/27/2010	04/28/2010	Fulcrum Pharma	The Halifax Group	$17.6	71.7%	110.4%	59.1%
02/17/2011	02/18/2011	Sonoma West Holdings, Inc.	Stapleton Acquisition Co.	$9.0	54.6%	67.5%	60.8%
08/31/2011	09/01/2011	Clark Holdings Inc.	The Gores Group	$7.8	170.6%	84.0%	53.3%
11/10/2010	11/11/2010	Caprius, Inc.	Vintage Capital Group	$5.2	209.5%	132.1%	116.7%
11/30/2011	12/01/2011	PPT Vision Inc.	Datalogic	$5.2	62.5%	62.5%	18.2%

	1 Day Prior	30-Days Prior	60-Days Prior
High	399.3%	399.3%	399.3%
75th Percentile	98.4%	114.3%	89.1%
Mean	78.8%	82.7%	78.4%
Median	54.7%	65.0%	62.7%
25th Percentile	32.3%	36.8%	28.5%
Low	(76.7%)	(79.1%)	(80.2%)

13 LAZARD

Source: CapitalIQ

Note: Acquiror with NA designation denotes specific buyer not publicly disclosed

PROJECT MELODY A ADDITIONAL INFORMATION

Melody Consolidated P&L

($ in millions)

	Fiscal Year Ending December 31,								CAGR	
	2010A	2011A	2012A	2013P	2014P	2015P	2016P	2017P	2010A-2012A	2013P-2017P
Net Revenues:										
Notation	$10.3	$9.2	$7.9	$10.2	$10.2	$10.1	$10.1	$10.1	(12.5%)	(0.3%)
% Growth		(10.9%)	(14.2%)	30.2%	(0.1%)	(0.9%)	(0.3%)	0.1%		
Garritan			1.0	1.3	1.5	1.6	1.7	1.9	NA	9.0%
% Growth				30.4%	10.7%	7.3%	8.4%	9.5%		
SmartMusic	6.1	7.3	8.4	10.3	12.7	14.5	16.5	18.2	17.7%	15.3%
% Growth		19.2%	16.3%	22.0%	23.0%	14.9%	13.3%	10.3%		
Other	0.8	0.6	0.4	0.4	0.4	0.4	0.4	0.4	(26.5%)	NA
% Growth		(26.3%)	(26.6%)	1.4%	0.0%	0.0%	0.0%	0.0%		
Total Net Revenue	**$17.1**	**$17.0**	**$17.7**	**$22.3**	**$24.8**	**$26.7**	**$28.7**	**$30.6**	1.7%	8.2%
% Growth		(0.9%)	4.4%	25.6%	11.2%	7.7%	7.7%	6.5%		
Total Cost of Sales	**$2.8**	**$2.8**	**$3.0**	**$3.6**	**$4.2**	**$4.8**	**$5.5**	**$6.0**	2.3%	13.8%
% of Sales	16.5%	16.2%	16.7%	15.9%	16.8%	18.1%	19.1%	19.5%		
Total Gross Profit	**$14.3**	**$14.2**	**$14.8**	**$18.7**	**$20.6**	**$21.9**	**$23.2**	**$24.6**	1.6%	7.1%
Margin	83.5%	83.8%	83.3%	84.1%	83.2%	81.9%	80.9%	80.5%		
Total Operating Expenses	**$13.8**	**$14.1**	**$19.8**	**$18.9**	**$19.6**	**$20.4**	**$21.2**	**$22.3**	19.5%	4.2%
% of Sales	80.7%	83.0%	111.3%	84.9%	79.2%	76.6%	73.8%	73.1%		
Income (Loss) from Operations	**$0.5**	**$0.1**	**($5.0)**	**($0.2)**	**$1.0**	**$1.4**	**$2.0**	**$2.3**	NA	NA
Margin	2.8%	0.8%	(28.1%)	(0.9%)	4.0%	5.4%	7.1%	7.5%		
Depreciation and Amortization	1.1	1.1	1.5	1.5	1.7	1.7	1.7	1.8		
EBITDA	**$1.5**	**$1.3**	**($3.5)**	**$1.3**	**$2.7**	**$3.2**	**$3.7**	**$4.0**	NA	33.3%
Margin	9.0%	7.5%	(19.9%)	5.7%	10.9%	11.8%	13.0%	13.2%		
Adjustments	0.9	0.8	2.0	-	-	-	-	-		
Adjusted EBITDA	**$2.4**	**$2.1**	**($1.5)**	**$1.3**	**$2.7**	**$3.2**	**$3.7**	**$4.0**	NA	33.3%
Margin	14.2%	12.4%	(8.4%)	5.7%	10.9%	11.8%	13.0%	13.2%		

Source: Melody public filings, internal Company Management financials, and Board-authorized Company Management projections

Note: Adjustments include patent litigation expenses, consultant fees, executive recruiting/separation, acquisition/integration costs, branding, shareholder related/tax asset (NOL) protection, financial advisory expenses, and state sales taxes. 2012 financials are preliminary and unaudited

NA denotes not applicable

14 LAZARD

PROJECT MELODY

A ADDITIONAL INFORMATION

Net Operating Losses and R&D Tax Credits

Transaction Assumptions

Net Operating Losses – Total Federal $12,628,598 Corporate Tax Rate 34.0%

2012 Loss ($1,400,000) Discount Rate 20.7%

Long-Term Exempt Tax Rate 3.1%

Tax Benefit from NOL and RD Credit Carryovers

Section 382 Limit – pre-2007 Net Operating Losses (a) 977,840

Total Net Operating Loss Carryovers + 2012 Loss 14,028,598

Expire before Utilized -

Total Net Operating Loss Carryovers + 2012 Loss Expected to be Used 14,028,598

Present Value of Tax Savings – Net Operating Losses 2,426,300

Total Research and Development Credits 1,331,083

Research and Development Credits to Expire before Utilized (191,734)

Total Research and Development Credits Expected to be Used 1,139,349

Present Value of Tax Savings – Research and Development Credits 136,431

Gross Tax Benefts to Buyer (b) (c) 2,562,731

Less: Incremental Tax Cost (d)(e) N/A

Net Tax Benefits 2,562,731

Source: Based on information authorized by Company Management and received on 2/18/13 and 2/20/13

N/A denotes not applicable

(a) For pre-2007 net operating losses, limitation cannot be more than Section 382 limitation under prior ownership change. Capped at previous $977,000 amount

(b) Based upon expected utilization of net operating losses per Company Management

(c) Estimated present value of tax savings on tax benefits includes utilization of research & development credits that may be used after net operating losses are exhausted

(d) Estimated present value and net tax benefit calculations only account for Federal net operating losses and research & development credits. Minnesota net operating losses and research and development credits have not been considered as the Company sells more products outside Minnesota and the Company’s Minnesota apportionment percentage has been declining steadily over time (12% currently)

(e) Estimated present value of tax savings on net operating losses and research and development credits are dependent upon the Company generating taxable income based upon net income per books plus changes in temporary differences per Company Management

LAZARD

PROJECT MELODY
A ADDITIONAL INFORMATION

Weighted Average Cost of Capital Calculation

($ in millions)

Weighted Average Cost of Capital		
Debt Proportion of Capital	0.0%	*Current capital structure assumed to be optimal capital structure*
Equity Proportion of Capital	100.0%	
Assumed Marginal Tax Rate	34.0%	
Levered Beta	1.040	*Median beta of selected public companies, levered at assumed capital structure*
Risk-Free Rate	2.1%	*U.S. Treasury – 3/11/13 U.S. Treasury 10-year rate*
Equity Risk Premium	6.6%	*2012 Ibbotson SBBI Valuation Yearbook - 10z Decile*
Cost of Equity, not including Size Premium	**9.0%**	
Size Premium	11.8%	*2012 Ibbotson SBBI Valuation Yearbook - 10z Decile*
Cost of Equity with Size Premium	**20.7%**	
Cost of Capital	20.7%	

Selected Companies Unlevered Beta							
Company Name	Levered Beta	Net Debt	Market Cap	Total Capital	Debt/ Equity	Debt/ Capital	Unlevered Beta
Daegis	0.651	$14	$18	$31	78.7%	44.0%	0.43
GlobalSCAPE	0.823	($4)	$33	$29	(12.6%)	(14.5%)	0.90
Sonic Foundry	1.034	($3)	$27	$24	(10.2%)	(11.3%)	1.11
Motricity	1.615	$3	$18	$21	14.3%	12.5%	1.48
Crexendo	1.028	($8)	$26	$18	(29.7%)	(42.2%)	1.28
Selectica	0.885	($4)	$29	$25	(13.4%)	(15.5%)	0.97

Median Debt-to-Equity	**(11.4%)**
Median Debt-to-Capital	**(12.9%)**
Median Unlevered Beta	**1.040**

Source: 2012 Ibbotson SBBI Valuation Yearbook, Bloomberg, CapitalIQ
Note: Levered beta calculated as adjusted betas – run as five years, weekly against S&P 500, USD currency
Note: Adjusted betas as of 3/11/13

16 | LAZARD

PROJECT MELODY

B Alternative Management Projections: Goal Case

LAZARD

PROJECT MELODY B ALTERNATIVE MANAGEMENT PROJECTIONS: GOAL CASE

Summary of Financial Projections – Alternative Goal Case

- Melody Management created alternative financial scenarios, including a case which Company Management has characterized as a goal case, reflecting the potential market growth that the Company hopes to realize from its technology investments. The Company has used this goal case as a basis for its compensation and incentive plans for 2013
- Company Management has indicated that the Company's ability to increase SmartMusic subscriptions at higher rates than historical levels and gain additional market share on its Finale products as a result of the Company's technology investments is yet to be validated and will not be known until after its 2013 product releases
- Overview of assumptions:
  - Net revenue compound annual growth rate:
    - 2013P – 2017P: 13.1%
    - 2008A – 2012A: 4.0%
  - Gross margins decreasing from 83.3% in 2012A to 81.1% in 2017P due to change in product sales mix
  - Operating leverage increasing adjusted EBITDA margins from (8.4%) in 2012A to 17.5% in 2017P

	2012A	2013P	2014P	2015P	2016P	2017P
Notation	$7.9	$10.5	$10.7	$10.7	$10.7	$10.8
% Growth	*(14.2%)*	*33.6%*	*1.6%*	*0.1%*	*0.3%*	*0.4%*
Garritan	1.0	1.4	1.6	1.8	2.0	2.2
% Growth		*35.0%*	*14.7%*	*10.9%*	*12.3%*	*13.7%*
SmartMusic	8.4	10.5	13.8	16.7	20.2	24.0
% Growth	*16.3%*	*24.7%*	*31.1%*	*21.1%*	*21.1%*	*18.4%*
Other	0.4	0.4	0.4	0.4	0.4	0.4
% Growth	*(26.6%)*	*1.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Total Net Revenue	**$17.7**	**$22.8**	**$26.5**	**$29.6**	**$33.3**	**$37.4**
% Growth	*4.4%*	*28.7%*	*16.0%*	*11.7%*	*12.7%*	*12.1%*

- Special Committee has instructed LMM to rely primarily on Company Management's most likely case projections for LMM's opinion rather than the foregoing goal case

17 LAZARD
Source: Melody public filings, internal Company Management financials, and Company Management goal case projections

PROJECT MELODY B ALTERNATIVE MANAGEMENT PROJECTIONS: GOAL CASE

Discounted Cash Flow Analysis – Alternative Goal Case

($ in millions, except per share data)

	Fiscal Year Ending December 31,							
	2013P[a]	2014P	2015P	2016P	2017P	'14 – '17 CAGR	'15 – '17 CAGR	'16 – '17 CAGR
Revenue	$22.8	$26.5	$29.6	$33.3	$37.4	*12.2%*	*12.4%*	*12.1%*
EBIT	$0.3	$1.6	$2.7	$3.4	$4.7	*42.1%*	*30.6%*	*36.3%*
Less: Cash Taxes	(0.1)	(0.6)	(0.9)	(1.2)	(1.6)			
Unlevered Net Income	$0.2	$1.1	$1.8	$2.3	$3.1			
Plus: Depreciation & Amortization	$1.5	$1.7	$1.8	$1.9	$1.9			
Less: Capital Expenditures[b]	(1.3)	(1.6)	(1.6)	(1.7)	(1.9)			
(Increase)/Decrease in Net Working Capital	1.3	0.5	1.1	1.8	1.8			
Unlevered Free Cash Flow	$1.3	$1.8	$3.0	$4.2	$4.8	*39.9%*	*25.8%*	*14.7%*

Discount Rate	Enterprise Value Assuming Exit Multiple of 2017P Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.70x	0.93x	1.17x	0.70x	0.93x	1.17x
19.0%	$20.6	$24.4	$28.2	*54.9%*	*61.9%*	*67.0%*
21.0%	19.4	22.8	26.3	*54.0%*	*61.1%*	*66.2%*
23.0%	18.2	21.4	24.6	*53.2%*	*60.2%*	*65.4%*

Discount Rate	Implied Perpetuity Growth Rate			Implied Equity Value[c][d] ($ per share)		
	0.70x	0.93x	1.17x	0.70x	0.93x	1.17x
19.0%	*(0.9%)*	*3.4%*	*6.2%*	$5.63	$6.34	$7.04
21.0%	*0.6%*	*5.0%*	*7.9%*	$5.39	$6.04	$6.69
23.0%	*2.1%*	*6.7%*	*9.6%*	$5.17	$5.78	$6.38

Implied Terminal Trailing EBITDA Multiple		
0.70x	0.93x	1.17x
4.0x	5.3x	6.7x

Source: Company Management goal case projections

(a) Discounted to present value as of 3/11/13 – 2013 cash flow is full-year cash flow multiplied by (295/365)
(b) Capital expenditures include capitalized software costs
(c) Cash balance estimated as of 2/28/13 per Company Management
(d) Includes estimated present value of net operating losses and research & development credits (discounted at 20.7%) expected by Company Management to be utilized by the Company

18 LAZARD

PROJECT MELODY B ALTERNATIVE MANAGEMENT PROJECTIONS: GOAL CASE

Melody Consolidated P&L – Alternative Goal Case

($ in millions)

	Fiscal Year Ending December 31,								CAGR	
	2010A	2011A	2012A	2013P	2014P	2015P	2016P	2017P	2010A-2012A	2013P-2017P
Net Revenues:										
Notation	$10.3	$9.2	$7.9	$10.5	$10.7	$10.7	$10.7	$10.8	*(12.5%)*	*0.6%*
% Growth		*(10.9%)*	*(14.2%)*	*33.6%*	*1.6%*	*0.1%*	*0.3%*	*0.4%*		
Garritan			1.0	1.4	1.6	1.8	2.0	2.2	*NA*	*12.9%*
% Growth				*35.0%*	*14.7%*	*10.9%*	*12.3%*	*13.7%*		
SmartMusic	6.1	7.3	8.4	10.5	13.8	16.7	20.2	24.0	*17.7%*	*22.8%*
% Growth		*19.2%*	*16.3%*	*24.7%*	*31.1%*	*21.1%*	*21.1%*	*18.4%*		
Other	0.8	0.6	0.4	0.4	0.4	0.4	0.4	0.4	*(26.5%)*	*-*
% Growth		*(26.3%)*	*(26.6%)*	*1.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*		
Total Net Revenue	**$17.1**	**$17.0**	**$17.7**	**$22.8**	**$26.5**	**$29.6**	**$33.3**	**$37.4**	*1.7%*	*13.1%*
% Growth		*(0.9%)*	*4.4%*	*28.7%*	*16.0%*	*11.7%*	*12.7%*	*12.1%*		
Total Cost of Sales	**$2.8**	**$2.8**	**$3.0**	**$3.6**	**$4.4**	**$5.2**	**$6.2**	**$7.1**	*2.3%*	*18.4%*
% of Sales	*16.5%*	*16.2%*	*16.7%*	*15.8%*	*16.6%*	*17.6%*	*18.6%*	*18.9%*		
Total Gross Profit	**$14.3**	**$14.2**	**$14.8**	**$19.2**	**$22.1**	**$24.4**	**$27.1**	**$30.3**	*1.6%*	*12.0%*
Margin	*83.5%*	*83.8%*	*83.3%*	*84.2%*	*83.4%*	*82.4%*	*81.4%*	*81.1%*		
Total Operating Expenses	**$13.8**	**$14.1**	**$19.8**	**$18.9**	**$20.5**	**$21.6**	**$23.7**	**$25.6**	*19.5%*	*7.9%*
% of Sales	*80.7%*	*83.0%*	*111.3%*	*83.0%*	*77.3%*	*73.1%*	*71.1%*	*68.6%*		
Income (Loss) from Operations	**$0.5**	**$0.1**	**($5.0)**	**$0.3**	**$1.6**	**$2.7**	**$3.4**	**$4.7**	*NA*	*101.8%*
Margin	*2.8%*	*0.8%*	*(28.1%)*	*1.2%*	*6.1%*	*9.3%*	*10.3%*	*12.5%*		
Depreciation and Amortization	1.1	1.1	1.5	1.5	1.7	1.8	1.9	1.9		
EBITDA	**$1.5**	**$1.3**	**($3.5)**	**$1.8**	**$3.3**	**$4.5**	**$5.3**	**$6.6**	*NA*	*39.1%*
Margin	*9.0%*	*7.5%*	*(19.9%)*	*7.7%*	*12.6%*	*15.3%*	*15.8%*	*17.5%*		
Adjustments	0.9	0.8	2.0	-	-	-	-	-		
Adjusted EBITDA	**$2.4**	**$2.1**	**($1.5)**	**$1.8**	**$3.3**	**$4.5**	**$5.3**	**$6.6**	NA	*39.1%*
Margin	*14.2%*	*12.4%*	*(8.4%)*	*7.7%*	*12.6%*	*15.3%*	*15.8%*	*17.5%*		

Source: Melody public filings, internal Company Management financials, and Company Management goal case projections

Note: Adjustments include patent litigation expenses, consultant fees, executive recruiting/separation, acquisition/integration costs, branding, shareholder related/tax asset (NOL) protection, financial advisory expenses, and state sales taxes. 2012 financials are preliminary and unaudited

NA denotes not applicable

19 | LAZARD

PROJECT MELODY   B   ALTERNATIVE MANAGEMENT PROJECTIONS: GOAL CASE

Net Operating Losses and R&D Tax Credits – Alternative Goal Case

Transaction Assumptions			
Net Operating Losses – Total Federal	$12,628,598	Corporate Tax Rate	*34.0%*
2012 Loss	($1,400,000)	Discount Rate	*20.7%*
		Long-Term Exempt Tax Rate	*3.1%*

Tax Benefit from NOL and RD Credit Carryovers	
Section 382 Limit – pre-2007 Net Operating Losses [a]	977,840
Total Net Operating Loss Carryovers + 2012 Loss	14,028,598
Expire before Utilized	-
Total Net Operating Loss Carryovers + 2012 Loss Expected to be Used	14,028,598
Present Value of Tax Savings – Net Operating Losses	**2,882,587**
Total Research and Development Credits	1,331,083
Research and Development Credits to Expire before Utilized	(191,734)
Total Research and Development Credits Expected to be Used	1,139,349
Present Value of Tax Savings – Research and Development Credits	**157,925**
Gross Tax Benefits to Buyer [b] [c]	3,040,511
Less: Incremental Tax Cost [d][e]	N/A
Net Tax Benefits	**3,040,511**

Source: Based on information authorized by Company Management and received on 2/18/13 and 2/20/13

N/A denotes not applicable

(a) For pre-2007 net operating losses, limitation cannot be more than Section 382 limitation under prior ownership change. Capped at previous $977,000 amount

(b) Based upon expected utilization of net operating losses per Company Management

(c) Estimated present value of tax savings on tax benefits includes utilization of research & development credits that may be used after net operating losses are exhausted

(d) Estimated present value and net tax benefit calculations only account for Federal net operating losses and research & development credits. Minnesota net operating losses and research and development credits have not been considered as the Company sells more products outside Minnesota and the Company's Minnesota apportionment percentage has been declining steadily over time (12% currently)

(e) Estimated present value of tax savings on net operating losses and research and development credits are dependent upon the Company generating taxable income based upon net income per books plus changes in temporary differences per Company Management

20 | LAZARD